UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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i2 Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

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i2 TECHNOLOGIES, INC.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

April 25, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of i2 Technologies, Inc., which will be held at the Center of Excellence at One i2 Place, 11701 Luna Road, Dallas, Texas 75234 on Thursday, May 19, 2005 at 10:00 a.m. (Central Time).

Details of the business to be conducted at this meeting are given in the attached Notice of Annual Meeting of Stockholders and proxy statement.

After careful consideration, our Board of Directors has approved the proposals set forth in the proxy statement and recommends that you vote for such proposals.

In our efforts to reduce costs and be more efficient in our investor relations, we offer electronic voting and delivery of stockholder materials via the Internet. As a stockholder, you can help us save costs by voting electronically or by giving your consent for electronic delivery of stockholder materials. You may also vote your shares by telephone or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you later wish to change your proxy vote, you may do so by revoking your proxy or voting in person at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael E. McGrath

Chief Executive Officer, President and Director

YOUR VOTE IS IMPORTANT

In order to assure your representation at this meeting, you are requested to vote your shares by telephone, by the Internet or by completing, signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope. No postage need be affixed if mailed in the United States.

i2 TECHNOLOGIES, INC.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2005

To the Stockholders of i2 Technologies, Inc.:

The 2005 Annual Meeting of Stockholders of i2 Technologies, Inc. will be held at the Center of Excellence at One i2 Place, 11701 Luna Road, Dallas, Texas 75234 on Thursday, May 19, 2005 at 10:00 a.m. (Central Time) for the following purposes:

1.  To elect three Class II directors to serve until the annual stockholders’ meeting in 2008, one Class III director to serve until the annual stockholders’ meeting in 2006 and one Class I director to serve until the annual stockholders’ meeting in 2007, and until their respective successors have been elected and qualified.

2.  To approve an amendment to the 1995 Stock Option/Stock Issuance Plan (i) increasing the number of shares for which an individual may receive options, stock appreciation rights and other stock-based awards in his or her initial year of hire to 1,000,000; (ii) increasing the initial option grant to 6,000 shares and the annual option grant to 4,250 shares for each eligible non-employee Board member under the Automatic Option Grant Program of our 1995 Plan; and (iii) shortening the vesting period for option grants to eligible non-employee Board members under the Automatic Grant Program to three equal annual installments, with the first such installment vesting one year from the option grant date.

3.  To act upon such other business as may properly come before this meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 19, 2005 are entitled to notice of and to vote at this meeting. A list of stockholders entitled to vote at this meeting will be available for inspection at our offices. Whether or not you plan to attend this meeting in person, please vote your shares by telephone, by the Internet or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. The prompt submission of your proxy by one of the three methods offered will assist us in preparing for this meeting.

You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting. It may be possible for you to vote in person at the meeting even if you have returned a proxy. Please review the proxy statement for more information.

By Order of the Board of Directors,

Robert C. Donohoo

Secretary

April 25, 2005

i2 TECHNOLOGIES, INC.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

PROXY STATEMENT

These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of i2 Technologies, Inc., a Delaware corporation, for the 2005 Annual Meeting of Stockholders to be held on Thursday, May 19, 2005 at 10:00 a.m. (Central Time), and at any adjournment or postponement thereof, at the Center of Excellence at One i2 Place, 11701 Luna Road, Dallas, Texas 75234. These proxy materials were first mailed to stockholders of record beginning on or about May 3, 2005.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at this meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement.

VOTING RIGHTS AND SOLICITATION

The cost of soliciting proxies will be paid by us and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this proxy statement. Solicitation will be made primarily through the use of the mail; however, our regular employees may, without additional remuneration, solicit proxies personally by telephone or Internet e-mail.

A copy of our 2004 annual report to stockholders on Form 10-K has been mailed concurrently with the mailing of the Notice of Annual Meeting of Stockholders and this proxy statement to all stockholders entitled to notice of, and to vote at, this meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

We have fixed April 19, 2005 as the record date for determining those stockholders who are entitled to notice of, and to vote at, this meeting. Only holders of record of our common stock, par value $0.00025 per share, and our 2.5% Series B Convertible Preferred Stock at the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the record date, 18,660,025 shares of our common stock were outstanding and 101,448 shares of our Series B preferred stock were outstanding. All of our outstanding shares of Series B preferred stock were held of record by R² Investments, LDC, an affiliate of Q Investments.

The holders of our common stock and our Series B preferred stock will vote together as a single class on each of the proposals described in this proxy statement. Each share of our common stock is entitled to one vote. Each share of our Series B preferred stock is entitled to 43.197 votes (that number equal to the number of shares of common stock into which one share of Series B preferred stock could have been converted on the record date). Accordingly, the holder of our Series B preferred stock is entitled to 4,382,199 votes in the aggregate, or approximately 19.0% of all votes eligible to be cast at the Annual Meeting.

As of April 19, 2005, our directors and executive officers beneficially owned an aggregate of approximately 5,599,939 shares of our common stock, not including shares of common stock issuable upon exercise of outstanding stock options, constituting approximately 30.0% of the shares of common stock outstanding as of such date and approximately 24.3% of all votes eligible to be cast at the Annual Meeting. It is expected that such directors and executive officers will vote or direct the vote of all shares of our common stock held or owned by such persons, or over which such persons have voting control, in favor of the proposals described in this proxy statement. It also is expected that R² Investments, LDC, an affiliate of Q Investments, will vote its shares of Series B preferred stock and the shares of common stock that it holds, constituting approximately 24.6% of all votes eligible to be cast at the Annual Meeting, in favor of the proposals. The total cumulative voting power of R² Investments, LDC and our directors and executive officers is nearly sufficient to assure the approval of the proposals. See “Principal Stockholders.”

The presence, in person or by proxy, of the holders of a majority of the voting power of the shares of our outstanding common stock and our Series B preferred stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Cumulative voting is not permitted in the election of directors. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposals described in the Notice of Annual Meeting and in this proxy statement and in the discretion of the persons named in the proxy as proxy appointees as to any other matter that may properly come before the Annual Meeting. The inspector of election appointed for the Annual Meeting will tabulate the votes, separately calculating affirmative and negative votes, abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter).

A stockholder executing a proxy pursuant to this solicitation may revoke his or her proxy at any time prior to its use:

•	by delivering to the Secretary of i2 a signed notice of revocation or a later-dated, signed proxy; or

•	by attending the meeting and voting in person.

Attendance at the meeting does not in itself constitute the revocation of a proxy. In addition, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our Restated Certificate of Incorporation and Amended and Restated Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through oral or written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board of Directors

Our Board of Directors met seven times during 2004. During 2004, each incumbent director attended at least 75% of the total number of meetings of our Board of Directors held during the period for which he has been a director and the total number of meetings held by all committees of our Board of Directors on which he has served.

Director Independence

The Board of Directors has determined that the following directors are independent under the listing standards of The Nasdaq Stock Market, on which our common stock was formerly listed: Messrs. Crandall, Cash, Clemmer, Waterhouse, Wilson and Bradley.

Committees of the Board of Directors

The Board of Directors has established four standing committees:

Audit Committee. We have a standing Audit Committee currently composed of Messrs. Crandall (Chairman), Cash Clemmer, Waterhouse, Wilson and Bradley. The current members of the Audit Committee are independent as defined by the listing standards of The Nasdaq Stock Market, on which our common stock was formerly listed, and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Crandall qualifies as an audit committee financial expert, as that term is defined by applicable SEC regulations, and has designated Mr. Crandall as the Audit Committee’s financial expert.

The Audit Committee, which during 2004 also included Mr. McGrath and did not yet include Messrs. Waterhouse, Wilson and Bradley, met four times in 2004. The Audit Committee has a charter that was approved by our Board of Directors. The oversight functions of the Audit Committee include, among other things:

•	appointing our independent auditor;

•	reviewing the external audit plan and the results of the auditing engagement;

•	reviewing the internal audit plan and the results of the internal audits;

•	ensuring that management has maintained the reliability and integrity of our accounting policies and our financial reporting and disclosure practices;

•	reviewing the independence and performance of our internal audit function and independent registered public accounting firm; and

•	reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies.

Please see page 32 of this proxy statement for the Report of the Audit Committee.

Compensation Committee. We have a standing Compensation Committee currently composed of Messrs. Cash (Chairman), Crandall, Clemmer, Waterhouse, Wilson and Bradley. Each is independent as defined by the listing standards of The Nasdaq Stock Market, on which our common stock was formerly listed.

The Compensation Committee, which during 2004 also included Mr. McGrath and did not yet include Messrs. Waterhouse, Wilson and Bradley, met four times in 2004. The Compensation Committee administers our stock plans. The Compensation Committee has the responsibility for establishing the compensation payable to our Chief Executive Officer and is responsible for establishing compensation payable to our other executive officers based on recommendations made by the Chief Executive Officer. The Compensation Committee also is responsible for the overall administration of our employee benefit plans, including our employee stock purchase plans.

Please see page 28 of this proxy statement for the Compensation Committee’s Report on Executive Compensation.

Options Committee. We have a standing Options Committee composed of Mr. McGrath, who succeeded Mr. Sidhu as the sole member of the Options Committee effective April 18, 2005. The Options Committee has separate but concurrent authority with the Compensation Committee and the Board of Directors to make discretionary option grants from time to time under the 1995 Stock Option/Stock Issuance Plan, or 1995 Plan, and the 2001 Non-Officer Stock Option/Stock Issuance Plan, or 2001 Plan, to eligible employees that are not subject to Section 16 of the Securities Exchange Act of 1934.

The Options Committee has the power and authority, with certain limited exceptions to:

•	select the eligible individuals who are to receive option grants under the 1995 and 2001 Plans;

•	determine the number of shares of common stock subject to each such award (subject to the periodic corporate pool of shares authorized by the Compensation Committee and a limitation of 8,000 shares per individual each calendar year);

•	determine the exercise schedule in effect for each such option issuance; and

•	determine the maximum term for which each option may remain outstanding.

Special Committee. We also have a standing Special Committee, currently composed of Messrs. Crandall (Chairman) and Cash, that was formed by the Board of Directors in February 2004 which met 15 times in 2004. The Special Committee was created primarily for the purposes of (i) evaluating, negotiating, authorizing and approving (a) the terms and conditions of the recent settlement of the class action and derivative lawsuits against the company and (b) the terms and conditions pursuant to which shares of the company’s common stock would be sold to Mr. Sidhu and Gregory A. Brady, our former Chief Executive Officer and President, to fund a portion of such settlement; and (ii) evaluating, negotiating and recommending to the Board of Directors the authorization and approval of the sale of Series B preferred stock to R2 Investments, LDC that closed and funded on June 3, 2004.

Compensation Committee Interlocks and Insider Participation.

During 2004, our Compensation Committee was composed of Messrs. Cash, Crandall, Clemmer and McGrath. Mr. McGrath resigned from the committee in February 2005 upon his appointment as our Chief Executive Officer and President. None of the members of the Compensation Committee during 2004 was an officer or employee, or former officer or employee, of us or any of our subsidiaries during 2004. No member of the Compensation Committee during 2004 had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K. Furthermore, no member of the Compensation Committee had a relationship that requires disclosure under Item 402(j)(3) of Regulation S-K.

Director Compensation

Our current compensation package for our non-employee directors is as follows:

•	$25,000 annual cash retainer for serving on the Board of Directors.

•	$4,000 fee for each of the standard quarterly and annual operating plan meetings of the Board of Directors, Audit and Compensation Committees attended.

•	$1,500 fee for special meetings of the Board of Directors or Audit or Compensation Committee attended.

•	$5,000 annual cash retainer for serving on the Audit Committee of the Board of Directors.

•	$2,500 annual cash retainer for serving on the Compensation Committee of the Board of Directors.

•	$50,000 annual cash retainer for serving as the Chair of the Audit Committee of the Board of Directors.

•	$10,000 annual cash retainer for serving as the Chair of the Compensation Committee of the Board of Directors.

•	Attendance fee for each meeting of the Special Committee as agreed on a project-by-project basis.

•	Initial and annual grants of stock options priced at fair market value on the terms set forth in the Automatic Option Grant Program of our 1995 Plan. Additional grants of stock options may be awarded under the Discretionary Option Grant Program of our 1995 Plan and are typically awarded as part of initial grants.

Directors who are also employees are not paid any fees or additional compensation for services as members of our Board of Directors or any committee of our Board of Directors. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of our Board of Directors and committees on which they serve.

Under the Automatic Option Grant Program of our 1995 Plan, each person who becomes a non-employee Board member automatically is granted at that time an option for 320 shares of common stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 320 shares of common stock under the 1995 Plan, provided such individual has served as a non-employee Board member for at least six months. If the proposed amendment to the 1995 Plan is approved by our stockholders, then beginning on May 19, 2005, the date of the Annual Meeting, each non-employee Board member appointed on or after May 19, 2005 will automatically be granted an option for 6,000 shares of common stock at the time of his or her appointment and eligible non-employee Board members will be granted an option to purchase 4,250 shares of common stock after each annual stockholders meeting, including the Annual Meeting. Each option will have an exercise price per share equal to 100% of the fair market value per share of our common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but we may repurchase, at the exercise price paid per share, all unvested shares held at the cessation of the director’s Board service. Each option grant vests, and our repurchase rights will lapse, in four equal annual installments, with the first such installment vesting one year from the option grant date. If the proposed amendment to the 1995 Plan is approved by our stockholders, then for options granted to eligible non-employee Board members on or after May 19, 2005, each option grant will vest, and our repurchase rights will lapse, in three equal annual installments, with the first such installment vesting one year from the option grant date.

Under the Discretionary Grant Program of our 1995 Plan, our Board of Directors will determine which eligible individuals receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. Each granted option will have an exercise price determined by the Board of Directors but shall in no event be less than 100% of the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the vesting commencement date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. Shares acquired under such options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with our company prior to vesting in those shares.

Option grants to non-employee directors during 2004 are detailed in the following table. The exercise price per share for all grants was equal to the fair market value per share of common stock on the grant date. Options granted under the Automatic Option Grant Program were granted in accordance with the terms set forth above. Such options are immediately exercisable and vest in four equal annual installments. Grants issued from the Discretionary Option Grant Program are not exercisable until they vest. Each of these options will vest 1% upon grant of the option, 24% upon completion of the first year of service measured from the vesting commencement date and pro rata monthly over the 36-month period thereafter.

	Date of Grant	Options Granted	Exercise Price Per Share	Purpose of Grant
Harvey B. Cash	03/15/04 12/16/04	4,000 320	$30.00 16.75	Discretionary Grant Annual Automatic Grant
Robert L. Crandall	03/15/04 12/16/04	4,000 320	30.00 16.75	Discretionary Grant Annual Automatic Grant
Richard L. Clemmer	06/07/04 06/07/04 12/16/04	320 3,680 320	20.50 20.50 16.75	New Appointment Grant Discretionary Grant Annual Automatic Grant
Michael E. McGrath	08/17/04 08/17/04	320 3,680	17.75 17.75	New Appointment Grant Discretionary Grant

We maintain directors’ and officers’ liability insurance and our Amended and Restated Bylaws provide for mandatory indemnification of directors to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors. In addition, our Restated Certificate of Incorporation limits the liability of our directors to us and our stockholders for breaches of the directors’ fiduciary duties to the fullest extent permitted by Delaware law.

Communication with the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to i2 Technologies, Inc. Board of Directors, c/o Office of the General Counsel, One i2 Place, 11701 Luna Road, Dallas, TX 75234. The Office of the General Counsel will review the correspondence and forward it to the Chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to i2 or its business, or is similarly inappropriate. The Office of the General Counsel has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

We have a policy of inviting the attendance of directors at annual meetings of stockholders. Our Chairman, Mr. Sidhu, attended the 2004 annual meeting of stockholders.

Submission of Director Nominations

We do not have a standing Nominating Committee or any other committee performing similar functions, and these matters are considered at meetings of the full Board of Directors. At this point, we believe that it is important for the entire Board to participate in nomination and evaluation functions.

Stockholders may propose nominees for consideration by the Board of Directors by submitting the names, appropriate biographical information and qualifications in writing to: Robert C. Donohoo, Corporate Secretary, i2 Technologies, Inc., One i2 Place, 11701 Luna Road, Dallas, TX 75234. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2006, the name of the proposed nominee and the supporting documentation must be received by our company not less than 120 days nor more than 150 days before the first anniversary of the date of this proxy statement.

Director nomination proposals must be in writing and must include (a) the name and address of the nominating stockholder, and the name and address of the person or persons to be nominated, (b) a representation that the nominating stockholder is a holder of record of stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder, (d) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (e) any information regarding the nominee that is required under Regulation 14A of the Securities Exchange Act of 1934 to be included in a proxy statement relating to the election of directors. Candidates recommended by our stockholders are evaluated on the same basis as other candidates (other than directors standing for re-election) recommended by our directors, executive officers, third party search firms or other sources.

The minimum qualifications, skills, and attributes that the Board of Directors looks for in nominees may include the following: (a) integrity, competence and judgment essential to effective decision making, (b) ability and willingness to commit the necessary time and energy to prepare for, attend and participate in meetings of the Board and one or more of its standing committees, (c) freedom from other outside involvements that would materially interfere with the individual’s responsibilities as a director of our company, (d) background and experience that complements or supplements the background and experience of other Board members, (e) freedom from interests that would present the appearance of being adverse to, or in conflict with, the interests of our company, and (f) a proven record of accomplishment through demonstrated leadership in business, technology, education, government service, finance, manufacturing or other relevant experiences that would tend to enhance Board effectiveness. The ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities to the company will also be taken into account.

The evaluation process may include a comprehensive background and reference check, a series of personal interviews by, at a minimum, the Chairman of the Board, and a thorough review by the Board of the nominee’s qualifications and other relevant characteristics, taking into consideration the criteria set forth above. If the Board of Directors accepts a recommendation for a director nominee, the form of our proxy solicited will include the name of the director nominee.

Code of Business Conduct and Ethics

In June 2003, we adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to, among others, our Chief Executive Officer and Chief Financial Officer, who is also our principal accounting officer. The full text of the Code of Business Conduct and Ethics is available at our investor relations web site, http://www.i2.com/investor. We intend to disclose any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to our Chief Executive Officer or Chief Financial Officer on our investor relations web site.

PROPOSAL 1

ELECTION OF THREE CLASS II DIRECTORS, ONE CLASS III DIRECTOR AND ONE CLASS I DIRECTOR

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our Board of Directors shall be divided into three classes as nearly equal in size as is practicable, designated as Class I, Class II and Class III directors, with each class serving staggered three-year terms. We currently have the following ten directors serving on our Board:

Class I Directors	Class II Directors	Class III Directors
Pranav V. Parikh	Harvey B. Cash	Sanjiv S. Sidhu, Chairman
Richard L. Clemmer	Michael E. McGrath	Robert L. Crandall
Michael S. Diament	Lloyd G. Waterhouse	Jackson L. Wilson, Jr.
Stephen P. Bradley

The term of office of our Class II directors expires at the Annual Meeting, the term of office of our Class III directors expires at the 2006 annual meeting of stockholders and the term of office of our Class I directors expires at the 2007 annual meeting of stockholders. Directors to replace those of a class whose terms expire at a given annual meeting are elected to hold office until the third succeeding annual meeting, and until their respective successors have been duly elected and qualified.

Messrs. Waterhouse, Wilson and Bradley were appointed to our Board of Directors on April 18, 2005 to fill all three of the newly-created directorships resulting from the expansion of our Board from seven to ten directors, subject to each of their acceptance of such appointment. Those appointments, each of which had been accepted by April 21, 2005, were made solely by action of our Board of Directors, as permitted by Delaware law and our Amended and Restated Bylaws.

Pursuant to the Certificate of Designations for our Series B preferred stock, the holders of the Series B preferred stock, voting separately as a single class to the exclusion of all other classes of our capital stock, currently have the exclusive right to elect two directors to serve on our Board. R² Investments, LDC, the holder of all of our outstanding Series B preferred stock, re-elected Messrs. Parikh and Diament to the Board at the 2004 annual meeting of stockholders.

Board of Directors’ Nominees; Required Vote

Three Class II directors, Harvey B. Cash, Michael E. McGrath, and Lloyd G. Waterhouse, have been nominated by our Board of Directors for election at the Annual Meeting to hold office until the 2008 annual meeting of stockholders, and until their respective successors are duly elected and qualified. One Class III director, Jackson L. Wilson, Jr., has been nominated by our Board of Directors for election at the Annual Meeting to hold office until the 2006 annual meeting of stockholders, and until his respective successor is duly elected and qualified. One Class I director, Stephen P. Bradley, has been nominated by our Board of Directors for election at the Annual Meeting to hold office until the 2007 annual meeting of stockholders, and until his respective successor is duly elected and qualified. The holders of our common stock are entitled to vote together with the holders of our Series B preferred stock with respect to the election of Messrs. Cash, McGrath, Waterhouse, Wilson and Bradley.

Name	Age	Position
Board of Directors’ nominees
Harvey B. Cash	66	Director
Michael E. McGrath	55	Director
Lloyd G. Waterhouse	53	Director
Jackson L. Wilson, Jr.	57	Director
Stephen P. Bradley	64	Director

For a description of the business experience of Messrs. Cash, McGrath, Waterhouse, Wilson and Bradley, see “Executive Compensation and Other Matters—Directors and Executive Officers.”

Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for Messrs. Cash, McGrath, Waterhouse, Wilson and Bradley. If any of Messrs. Cash, McGrath, Waterhouse, Wilson or Bradley is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

A plurality of the votes cast by the holders of our common stock and our Series B preferred stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, voting together as a single class, is required for the election of a director. Abstentions and broker non-votes have no effect on the determination of plurality, except to the extent that they affect the total votes received by any particular nominee. Plurality means that the nominees receiving the greatest number of votes cast by the holders of outstanding shares of our voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be elected to our Board of Directors even if they receive less than a majority of such votes.

Your Board of Directors unanimously recommends a vote “FOR” Harvey B. Cash, Michael E. McGrath, Lloyd G. Waterhouse, Jackson L. Wilson, Jr. and Stephen P. Bradley and proxies executed and returned will be so voted unless contrary instructions are indicated on the proxy.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN

Our stockholders are being asked to approve an amendment to our 1995 Stock Option/Stock Issuance Plan, or 1995 Plan, that will (i) increase the number of shares for which an individual may receive options, stock appreciation rights and other stock-based awards in his or her initial year of hire to 1,000,000; (ii) increase the initial option grant to 6,000 shares and the annual option grant to 4,250 shares for each eligible non-employee Board member under the Automatic Option Grant Program, as more fully described below; and (iii) shorten the vesting period for option grants to eligible non-employee Board members under the Automatic Option Grant Program to three equal annual installments, with the first such installment vesting one year from the option grant date. The amendment is attached as Exhibit B hereto.

Our Board of Directors approved a portion of the amendment of the 1995 Plan on April 18, 2005 and the remainder of the amendment via unanimous written consent on April 22, 2005, subject to stockholder approval at the Annual Meeting. The Board believes that options and other equity-based incentives are critical to attracting and retaining the most qualified employee and non-employee director candidates for the company. The 1995 Plan serves as an important part of the compensation package that we offer to our employees and to our non-employee directors. Awards under the 1995 Plan provide our employees and non-employee directors with an opportunity to acquire or increase their ownership stake in i2. This creates a strong incentive to work hard for our growth and success and encourages our employees and non-employee directors to continue their service with us. We believe that the amendment increasing the annual limit on stock-based awards that an individual may receive in his or her initial year of hire will aid the company in attracting and retaining executive level employees. We believe that increasing the initial and annual option grants to each eligible non-employee Board member under the Automatic Option Grant Program and accelerating the vesting schedule for such grants will aid the company in attracting and retaining non-employee directors.

Summary of the 1995 Stock Option/Stock Issuance Plan

The following is a summary of the principal features of the 1995 Plan, as most recently amended by the Board. This summary, however, does not purport to be a complete description of all the provisions of the 1995

Plan. A copy of the 1995 Plan, without giving effect to the proposed amendment, is attached as Exhibit B to our definitive proxy statement for the 2004 annual meeting of stockholders filed with the SEC on November 16, 2004.

Equity Incentive Programs

The 1995 Plan contains three separate equity incentive programs: (i) a Discretionary Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The principal features of these programs are described below. The Compensation Committee, the Options Committee and the Board of Directors each have separate but concurrent authority to administer the Discretionary Grant and Stock Issuance Programs. The Options Committee has the power and authority, with certain limited exceptions, to select the eligible individuals who are to receive option grants under the 1995 Plan; to determine the number of shares of common stock subject to each such award (subject to the terms of the 1995 Plan); to determine the exercise schedule in effect for each such option; and to determine the maximum term for which each option may remain outstanding. The Board has established a pool of shares that the Options Committee may use to grant options and stock issuances under the Discretionary Grant Program to eligible individuals. From time to time, the Board of Directors may revise the number of shares in the pool.

The term “Plan Administrator,” as used in this summary, will mean either the Compensation Committee, the Options Committee or the Board of Directors to the extent each such entity is acting within the scope of its administrative authority under the 1995 Plan. The Plan Administrator will have complete discretion (subject to the provisions of the 1995 Plan) to authorize discretionary grants of options, stock appreciation rights, stock issuances and other stock awards under the 1995 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

Share Reserve

From inception of the 1995 Plan through December 31, 2004, an aggregate of 11,814,212 shares of common stock have been reserved for issuance over the term of the 1995 Plan. In addition, on the first trading day of each calendar year during the term of the 1995 Plan, the number of shares of common stock available for issuance under the 1995 Plan will automatically increase by an amount equal to five percent of the sum of (i) the total number of shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, plus (ii) the total number of shares of common stock repurchased by us on the open market during the immediately preceding calendar year pursuant to a stock repurchase program. In no event will any annual increase exceed (i) 1,600,000 shares of common stock or (ii) such lesser number of shares determined by the board. The maximum number of shares for which incentive stock options may be granted under the 1995 Plan will be limited to 10,080,000 shares.

No participant in the 1995 Plan may receive option grants, stand-alone stock appreciation rights, direct stock issuances or other stock-based awards for more than 160,000 shares per calendar year; provided, however, that such limit shall be 280,000 shares for awards made to a participant in his or her initial year of hire. Stockholder approval of this proposal will constitute approval of such share limitations. If the amendment is approved by the stockholders, then effective May 19, 2005, the maximum share limit made to a participant in his or her initial year of hire will be increased to 1,000,000. These limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program with an exercise price (or base price) per share equal to the fair market value per share of our common stock on the grant date or the subsequent sale of the shares purchased under those awards will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code. One or more shares issued under the Stock Issuance Program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares is approved by our Compensation Committee and vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

The shares of common stock issuable under the 1995 Plan may be drawn from shares of our authorized but unissued shares of such common stock or from shares of such common stock reacquired by us, including shares repurchased on the open market.

As of December 31, 2004, approximately 3,654,000 options and rights to purchase shares of our common stock were outstanding under the 1995 Plan, approximately 4,272,000 shares of common stock had been issued under the 1995 Plan, and approximately 3,888,000 shares of common stock remained available for future grants.

Shares subject to any outstanding options or other awards under the 1995 Plan which expire or otherwise terminate prior to the issuance of shares under those awards and unvested shares issued under the 1995 Plan and subsequently repurchased by us, at a price not greater than the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 1995 Plan, will be available for reissuance. Shares reserved for issuance under the 1995 Plan will be reduced only by (a) the net number of shares issued under the exercised option if the exercise price of an option is paid in shares of our common stock (b) the net number of shares issued under the exercised option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program after satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program if shares of common stock are withheld in satisfaction of the withholding taxes incurred and (c) the net number of shares actually issued upon exercise of a stock appreciation right, and not by the gross number of shares as to which such stock appreciation right is exercised.

In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1995 Plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the automatic share reserve increase feature, (iii) the maximum number and/or class of securities for which incentive stock options may be issued, (iv) the number and/or class of securities for which any one person may be granted options, stand-alone stock appreciation rights, direct stock issuances or other stock-based awards per calendar year, (v) the number and/or class of securities for which automatic option grants are to be subsequently granted to eligible directors, (vi) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option (including any options granted under any predecessor plan) or stock appreciation right, and (vii) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 1995 Plan.

Eligibility

Officers and employees, as well as consultants and other independent advisors, in our employ or in the employ of our parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the Board of Directors of our parent or subsidiaries are eligible to participate in the Discretionary Grant and Stock Issuance Programs. Only non-employee members of the Board are eligible to participate in the Automatic Option Grant Program.

As of December 31, 2004, eight executive officers, approximately 2,033 other employees and six non-employee Board members were eligible to participate in the 1995 Plan.

Valuation

The fair market value per share of our common stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the over-the-counter market. As of April 19, 2005, the closing selling price per share was $7.35.

Discretionary Grant Program

Under the Discretionary Grant Program, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of the common stock. The Plan Administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which any option or stock appreciation right is to remain outstanding, whether a stock appreciation right would be issued on a stand-alone or tandem basis, and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Each granted option will have an exercise price determined by the Plan Administrator but shall in no event be less than 85% of the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. If the optionee ceases service with our company prior to vesting in those shares, then the shares acquired under such options will be subject to repurchase by us, at the lower of: (a) the exercise price paid per share or (b) the fair market value of the shares on the date the optionee ceases service with the company.

Upon cessation of service, the optionee will have a limited period of time during which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Stock appreciation rights may be granted under the 1995 Plan either on a stand-alone or tandem basis. Tandem stock appreciation rights provide the holders with the right to exercise their option and receive shares as in accordance with the procedures set forth above, or to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.

Limited stock appreciation rights may be included in one or more grants made under the discretionary grant program. Upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting securities, each outstanding option with such a limited stock appreciation right may be surrendered to us in return for a distribution per surrendered option share equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may, at the discretion of the plan administrator, be made in cash or in shares of our common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash.

As of April 19, 2005, there were no stock appreciation rights outstanding under the 1995 Plan.

The Plan Administrator has the authority to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share based on the fair market value per share of the common stock on the new grant date or (ii) cash or shares of common stock, whether vested or unvested, having a value based on the value of the cancelled options or stock appreciation rights. The Plan Administrator also has the authority to reduce the exercise or base price of one or more outstanding options or stock appreciation rights to the then current fair market value per share of common stock or issue new options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding options or stock appreciation rights with a higher exercise or base price.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program at a price per share of not less than 85% of the fair market value per share of common stock, payable in cash or through a promissory note payable to us or such other valid consideration as the Plan Administrator deems appropriate. Shares also may be issued solely as a bonus for past services. In addition, restricted shares of common stock may be issued under the Stock Issuance Program that vest in one or more installments over the recipient’s period of service with us or upon attainment of specified performance objectives. Shares of our common stock may also be issued under the program pursuant to share right awards or restricted stock units which entitle the recipients to receive those shares, without cash outlay, upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us.

The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances, restricted stock units or other stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the issuance or award. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals.

In order to assure that the compensation attributable to one or more restricted stock issuances, restricted stock units or other stock-based awards under the Stock Issuance Program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Internal Revenue Code Section 162(m), the Plan Administrator will also have the discretionary authority to structure one or more restricted stock issuances, restricted stock units or other stock-based awards so that the shares of common stock subject to those issuances, units or awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of our common stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenue targets; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) measures of customer satisfaction; (12) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

The Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares or awards outstanding under the Stock Issuance Program, provided those shares or awards were not intended at the time of issuance to qualify as performance-based compensation under Section 162(m).

Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those units or awards, if the performance goals or service requirements established for such units or awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding restricted stock units or other stock based awards as to which the designated performance goals or service requirements are not attained, provided those units or awards were not intended at the time of issuance to qualify as performance-based compensation under Section 162(m).

Automatic Option Grant Program

Each individual who first becomes a non-employee Board member will automatically be granted at that time an option for 320 shares of common stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee Board member after such meeting will automatically be granted, on the date of that meeting, an option to purchase 320 shares of common stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such option grants that any individual eligible non-employee Board member may receive over his or her period of continued Board service. If the amendment is approved by our stockholders, then beginning on May 19, 2005, the date of the Annual Meeting, each non-employee Board member appointed on or after May 19, 2005 will automatically be granted an option to purchase 6,000 shares of common stock at the time of his or her appointment and each eligible non-employee Board member will be granted an option to purchase 4,250 shares of common stock after each annual stockholders meeting, including the Annual Meeting, as provided above.

Each option will have an exercise price per share equal to 100% of the fair market value per share of common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by us, at the exercise price paid per share, upon the optionee’s cessation of Board service. Each option grant vests (and our repurchase rights will lapse) in four equal annual installments over the optionee’s period of Board service, with the first such installment to vest one year from the option grant date. If the proposed amendment is approved by our stockholders, then for options granted to eligible non-employee Board members on or after May 19, 2005, each option grant will vest (and our repurchase rights will lapse) in three equal annual installments, with the first such installment vesting one year from the option grant date. Following the optionee’s cessation of Board service for any reason, each option then vested will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

The shares subject to each automatic option grant will vest immediately upon the optionee’s death or permanent disability or an acquisition of us by merger or asset sale or a hostile take-over of our company (whether by successful tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to us for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

General Provisions Applicable to all Programs

Acceleration. In the event we experience a change of control (whether through a merger, asset sale or friendly tender offer for our shares), each outstanding option or stock appreciation right under the Discretionary Grant Program will automatically accelerate in full, unless (i) the option or stock appreciation right is assumed by the successor corporation or replaced with a comparable option or stock appreciation right for shares of the capital stock of the successor corporation or otherwise continued in effect or (ii) the option or stock appreciation right is replaced with a cash incentive program that preserves the spread existing on the unvested shares subject to such option or stock appreciation right (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award under the Stock Issuance Program will vest as to the number of shares of our common stock subject to such unit or award upon the occurrence of a change of control, unless the unit or award is assumed or otherwise continued by the successor corporation.

The Plan Administrator will have the discretion to structure one or more options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights will vest as to all the shares subject to those options or stock appreciation rights immediately upon a change in control (whether or not those options or stock appreciation rights are to be assumed or otherwise continued in effect) or a subsequent termination of the individual’s involuntary termination within a designated period following the change in control. The Plan Administrator may also structure stock issuances, restricted stock units or other stock-based awards under the Stock Issuance Program so that those issuances or awards will immediately vest (or vest and become issuable) upon an acquisition or upon the subsequent involuntary termination of the individual’s service. The Plan Administrator will have the discretionary authority to extend the change in control provisions to one or more outstanding options.

Options granted under the Discretionary Grant Program prior to January 16, 2001 that are assumed or replaced in connection with an acquisition of our company by merger or asset sale and restricted shares issued under the Stock Issuance Program prior to January 16, 2001 which do not vest at the time of the acquisition will accelerate in full in the event the individual’s service is subsequently terminated within 18 months following the acquisition.

In connection with a hostile change in control of our company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options and stock appreciation rights under the Discretionary Grant Program and the automatic vesting of outstanding shares or restricted stock units or other share rights awards under the Stock Issuance Program either at the time of such change in control or upon the subsequent involuntary termination of the individual’s service.

The acceleration of vesting in the event of a change in the ownership or control of our company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, takeover attempt or other efforts to gain control of our company.

Financial Assistance. If permitted under applicable law, the Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the 1995 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant’s period of service.

Special Tax Election. The Plan Administrator may provide one or more holders of options, stock appreciation rights, vested or unvested stock issuances, restricted stock units or any other stock-based awards under the 1995 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability incurred by such individuals in connection with the exercise of those options or stock appreciation rights, the issuance of vested shares or the vesting of unvested shares issued to them. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

Amendment and Termination. The Board may amend or modify the 1995 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on October 14, 2014.

Federal Income Tax Consequences

The following is only a summary of the principal United States Federal income taxation consequences applicable to the participant and the company with respect to the options grants under the 1995 Plan. This summary is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.

Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code, or the Code, or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the lesser of the fair market value of such shares on the option exercise date or the fair market value of such shares on the disposition date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. In general, the optionee will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. In addition, the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Income Tax Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Subject to Section 162(m) of the Internal Revenue Code, we will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will, in general, be allowed for our taxable year in which such ordinary income is recognized by the holder.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid under the 1995 Plan with respect to such dispositions or exercises will remain deductible by us without limitation under Section 162(m) of the Income Tax Code. However, any compensation deemed paid by us in connection with shares issued under the Stock Issuance Program will be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones described above.

Michael E. McGrath Equity Grants

Mr. McGrath was appointed to serve as our CEO and President on February 27, 2005. Under the terms of his employment agreement with us, on February 27, 2005, Mr. McGrath was granted 50,000 shares of common stock in the form of share rights awards and an option to purchase 230,000 shares of common stock under our 1995 Plan.

The employment agreement also provided that, subject to the approval of the company’s stockholders at the 2005 Annual Meeting, Mr. McGrath would be granted an additional option to purchase 190,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. If this amendment to the 1995 Plan is approved, Mr. McGrath will be granted this option with a grant date of May 19, 2005, the date of the 2005 Annual Meeting, and the option would become vested and exercisable in two equal installments, provided Mr. McGrath is still employed by the company as CEO on such dates. The first installment of 95,000 shares would vest 210 days from the date of grant and the second installment of 95,000 shares would vest 300 days from the date of grant.

Effective March 28, 2005, we cancelled all 50,000 share rights awards granted to Mr. McGrath on February 27, 2005 under the terms of his employment agreement and we issued to Mr. McGrath 50,000 shares of common stock in the form of restricted stock subject to the terms and conditions of the 1995 Plan and a Restricted Stock Agreement. This restricted stock grant is also subject to stockholder approval, which would be effected by approval of this amendment to the 1995 Plan.

New Plan Benefits

Stock Issuance Program Awards.

As described above, Michael E. McGrath has received a grant of restricted stock under the Stock Issuance Program on the basis of the proposed amendment which is reflected in the table below. However, generally, because grants under the Stock Issuance Program will depend on the actions of the Plan Administrator and the value of the company’s common stock it is not possible to determine the benefits that will be or would have been received by other participants from restricted stock awards if the amendment is approved by the stockholders.

As of April 19, 2005, the following table shows, as to each of our executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of common stock subject to stock-based awards under the Stock Issuance Program that such individual has received under the 1995 Plan subject to the proposed amendment. The fair market value of the common stock on April 19, 2005 was $7.35 per share.

1995 Stock Option/Stock Issuance Plan—Restricted Stock Awards

Name and Position	Dollar Value	Number of Shares
Sanjiv S. Sidhu, Chairman of the Board, Former Chief Executive Officer and President	—	—
Michael E. McGrath, Chief Executive Officer and President	$367,500	50,000
Pallab K. Chatterjee, President, Solutions Operations	—	—
Hiten D. Varia, Executive Vice President and President, Greater Asia-Pacific Region	—	—
M. Katy Murray, Executive Vice President and Chief Financial Officer	—	—
William M. Beecher, Former Executive Vice President	—	—
All current executive officers as a group (8 persons)	367,500	50,000
All non-employee directors as a group (6 persons)	—	—
All employees granted stock awards, including current officers who are not executive officers as a group	—	—

Options, Stock Appreciation Rights and other Stock-based Awards

As of April 19, 2005, no options or stock appreciation rights had been granted and no stock-based awards had been issued under the 1995 Plan on the basis of the proposed amendment for which stockholder approval is sought other than the grant of 50,000 shares of common stock in the form of restricted stock to Mr. McGrath detailed above. Generally, because benefits under the 1995 Plan will depend on the actions of the Plan Administrator and the value of the company’s common stock it is not possible to determine the benefits that will be or would have been received by participants from such awards if the amendment is approved by the stockholders. However, if the proposed amendment is approved by the stockholders, then as described above, Michael E. McGrath, our Chief Executive Officer and President, will receive an option grant for 190,000 shares of common stock with an exercise price equal to the fair market value of the common stock as of the date of such grant.

Also, no options have been issued under the 1995 Plan to non-employee directors on the basis of the proposed amendment for which stockholder approval is sought. However, had the proposed amendment been in effect during the last fiscal year, the eligible non-employee directors, in the aggregate, would have received the following (excluding the options actually granted to such non-employee directors):

Name and Position	Number of Shares
Sanjiv S. Sidhu, Chairman of the Board, Former Chief Executive Officer and President	—
Michael E. McGrath, Chief Executive Officer and President	—
Pallab K. Chatterjee, President, Solutions Operations	—
Hiten D. Varia, Executive Vice President and President, Greater Asia-Pacific Region	—
M. Katy Murray, Executive Vice President and Chief Financial Officer	—
William M. Beecher, Former Executive Vice President	—
All current executive officers as a group (8 persons)	—
All non-employee directors as a group (6 persons)*	24,750
All employees granted stock awards, including current officers who are not executive officers as a group	—

*	Each newly-appointed non-employee director would receive one option grant for 6,000 shares of common stock at the date of such director’s appointment and each eligible non-employee director continuing service would receive an annual grant of 4,250 shares of common stock, unless otherwise restricted from receiving either of such grants.

Vote Required

The affirmative vote of a majority of our outstanding voting shares present or represented by proxy and entitled to vote at this meeting is required for approval of the amendment to the 1995 Plan. Should such stockholder approval not be obtained, then the proposed change which the amendment would have otherwise made to the 1995 Plan will not become effective. The 1995 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1995 Plan prior to its amendment until the available reserve of common stock under the 1995 Plan is issued.

The Board of Directors recommends that the stockholders vote “FOR” the approval of the amendment to the 1995 Plan, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon. The Board believes that it is in our best interests to continue to have a comprehensive equity incentive program which will provide a meaningful opportunity for officers, employees, non-employee Board members and consultants to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in our service and more closely align their interests with those of our stockholders.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock and Series B preferred stock as of April 19, 2005 by (1) each person who is known by us to own beneficially more than five percent of our common stock or Series B preferred stock, (2) each of our directors, (3) each of the executive officers named in the Summary Compensation Table that are currently our executive officers, and (4) all executive officers and directors as a group.

	Common Stock			Series B Preferred Stock
Name	Shares Beneficially Owned(1)		Percent	Shares Beneficially Owned(1)		Percent
Amalgamated Gadget, L.P.	5,673,799	(2)	24.62%	101,448	(2)	100%
Sanjiv S. Sidhu	5,508,903	(3)	29.52	—		—
FMR Corp	1,001,584	(4)	5.37	—		—
Michael E. McGrath	150,356	(5)	*	—		—
Pallab K. Chatterjee	124,647	(6)	*	—		—
Hiten D. Varia	137,943	(7)	*	—		—
M. Katy Murray	7,031	(8)	*	—		—
Harvey B. Cash	5,968	(9)	*	—		—
Robert L. Crandall	7,458	(10)	*	—		—
Pranav V. Parikh	0		*	—		—
Richard L. Clemmer	2,020	(11)	*	—		—
Michael S. Diament	0		*	—		—
All executive officers and directors as a group (14 persons)	5,988,034	(12)	31.44%	—		—

*	Indicates less than 1%.
(1)	Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(1). Percentage of beneficial ownership of our common stock is based on 18,660,025 shares of our common stock outstanding as of April 19, 2005. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of our common stock that may be acquired upon the exercise of options or the conversion of Series B preferred stock held by that person that are currently exercisable or convertible or will become exercisable or convertible within 60 days following April 19, 2005 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated in the footnotes to this table, the address for each person named in this table is 11701 Luna Road, Dallas, Texas 75234.
(2)	The 5,673,799 shares of common stock include 4,382,199 shares issuable upon conversion of the shares of Series B preferred stock to common stock. Based on information in a Schedule 13D/A filed by Amalgamated Gadget, L.P., a Texas limited partnership (“Amalgamated”) on June 8, 2004, both the shares of common stock and the shares of Series B preferred stock were purchased by Amalgamated for and on behalf of R2 Investments, LDC (“R2”) pursuant to an investment management agreement. Pursuant to such agreement, Amalgamated, acting through its general partner, Scepter Holdings, Inc., a Texas corporation (“Scepter”), has the sole power to vote or to direct the vote and to dispose or to direct the disposition of the shares of common stock. As the sole general partner of Amalgamated, Scepter has the sole power to vote or to direct the vote and to dispose or to direct the disposition of the shares of common stock. Geoffrey Raynor, as the President and sole shareholder of Scepter, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of the shares of common stock. R2 has no beneficial ownership of the shares of common stock. The address of Amalgamated is 301 Commerce Street, Suite 2975, Fort Worth, Texas 76102.

(3)	Includes 822,717 shares held by Sidhu-Singh Family Investments, Ltd., of which Mr. Sidhu is a general partner, and 1,200 shares held by the Sidhu-Singh Family Foundation, of which Mr. Sidhu is a trustee. The address of Mr. Sidhu and the entities that he controls is 11701 Luna Road, Dallas, Texas 75234.
(4)	Based on a Schedule 13G filed by FMR Corp., a Delaware corporation (“FMR”), on February 14, 2005. FMR has the sole power to dispose or to direct the disposition of the shares of common stock. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.
(5)	Includes 100,356 shares subject to options currently exercisable or exercisable within 60 days following April 19, 2005.
(6)	Includes 111,953 shares subject to options currently exercisable or exercisable within 60 days following April 19, 2005.
(7)	Includes 117,193 shares subject to options currently exercisable or exercisable within 60 days following April 19, 2005.
(8)	Includes 6,031 shares subject to options currently exercisable or exercisable within 60 days following April 19, 2005.
(9)	Consists of 5,968 shares subject to options currently exercisable or exercisable within 60 days following April 19, 2005.
(10)	Consists of 7,458 shares subject to options currently exercisable or exercisable within 60 days following April 19, 2005.
(11)	Includes 1,560 shares subject to options currently exercisable or exercisable within 60 days following April 19, 2005.
(12)	Includes 388,095 shares subject to options currently exercisable or exercisable within 60 days following April 19, 2005.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Directors and Executive Officers

Set forth below is certain biographical information concerning our directors and executive officers as of April 22, 2005:

Name	Age	Position(s) Held
Michael E. McGrath	55	Chief Executive Officer, President and Director

Pallab K. Chatterjee	54	President, Solutions Operations

M. Katy Murray	36	Executive Vice President and Chief Financial Officer

Robert C. Donohoo	43	Senior Vice President, Secretary and General Counsel

M. Miriam Wardak	39	Vice President, Human Resources

Hiten D. Varia	48	Executive Vice President and President, Greater Asia-Pacific Region

Steven Minisini	45	Executive Vice President and President, Americas Region

Kenneth Coulter	60	Executive Vice President and President, EMEA Region

Sanjiv S. Sidhu	47	Chairman of the Board

Harvey B. Cash	66	Director

Robert L. Crandall	68	Director

Pranav V. Parikh	32	Director

Richard L. Clemmer	54	Director

Michael S. Diament	36	Director

Lloyd G. Waterhouse	53	Director

Jackson L. Wilson, Jr.	57	Director

Stephen P. Bradley	64	Director

Mr. McGrath has served as a director since August 2004 and subsequently became our Chief Executive Officer and President in February 2005. In 1976, Mr. McGrath co-founded Pittiglio Rabin Todd & McGrath (PRTM), a leading management consulting firm to technology-based companies. He spent 28 years with PRTM in various positions, retiring as Chairman and Chief Executive Officer of PRTM’s Atlantic Region in July 2004. Mr. McGrath is also a director of two privately-held companies.

Dr. Chatterjee joined us in January 2000 as Chief Operating Officer and subsequently became Executive Vice President and then President, Solutions Operations. From January 1976 until joining us, Dr. Chatterjee served in several key executive officer positions with Texas Instruments, most recently as Senior Vice President and Chief Information Officer. Mr. Chatterjee is also a director of a privately-held company.

Ms. Murray joined us in February 1998 as Manager of Financial Applications and became our Senior Director of Corporate Accounting in July 2001. From November 2002 until December 2003, Ms. Murray served as our Corporate Controller and Principal Accounting Officer. On January 1, 2004, Ms. Murray was appointed Executive Vice President and Chief Financial Officer. Prior to joining us, Ms. Murray was a Director of Accounting at First USA/Paymentech.

Mr. Donohoo joined us in September 1996 as our Corporate Counsel and was named Secretary in July 1999. In August 2002, he became our Senior Vice President and General Counsel. Prior to joining us, Mr. Donohoo was an associate at Shannon, Gracey, Ratliff & Miller, L.L.P. in Fort Worth, Texas.

Ms. Wardak joined us in April 1999 as a Human Resources Manager supporting i2’s development team. In July 2000, Ms. Wardak became our Director of Compensation and Benefits. Since September 2004, Ms. Wardak has served as Vice President, Human Resources. Prior to coming to i2, Ms. Wardak served in various human resources management roles at Texas Instruments Richardson, LLP.

Mr. Varia joined us in July 1995 as Vice President, Worldwide Consulting and became Executive Vice President, Worldwide Development in July 1998; in 1999, he served as our Executive Vice President and Chief Delivery Officer, and in 2002, he became our Chief Customer Officer. In April 2004, Mr. Varia became an Executive Vice President and President, Greater Asia-Pacific Region.

Mr. Minisini originally joined us as Vice President, i2 Canada in August 1996 and became our Senior Vice President, Automotive and Industrial business unit in 1997. In 2001, he became our Executive Vice President, Emerging Business until December 2001. After serving as a consultant at Waterstreet Management Group from January 2002 through April 2004, Mr. Minisini re-joined us in April 2004 as Executive Vice President of i2 and President, Americas Region.

Mr. Coulter joined us in May 2004 as Vice President, EMEA Region and became Executive Vice President of i2 and President, EMEA Region in October 2004. Prior to joining us, Mr. Coulter served as Senior Vice President, International Operations and Senior Vice President, Worldwide Operations for Agile Software Corporation.

Mr. Sidhu founded i2 Technologies in 1988 and has served as our Chairman of the Board since our incorporation in 1989. In April 2002, Mr. Sidhu assumed the roles of Chief Executive Officer and President until February 2005. He had previously served as our Chief Executive Officer from December 1994 until May 2001.

Mr. Cash has served as a director since January 1996. Since 1986, Mr. Cash has served as general or limited partner of various venture capital companies affiliated with InterWest Partners, a venture capital firm. Mr. Cash currently serves on the board of directors of the following publicly-held companies: Ciena Corporation (optical networking systems and software), First Acceptance Corporation (real estate financial services), Silicon Laboratories, Inc. (semiconductors), Airspan Networks, Inc. (communications) and Staktek Holdings, Inc. (semiconductor memory high density packaging). Mr. Cash is also a director of several privately-held companies.

Mr. Crandall has served as a director since May 2001. Mr. Crandall served as Chairman of the Board, President and Chief Executive Officer of AMR Corporation, the parent company of American Airlines (air transportation), from 1985 to May 1998, when he retired. Mr. Crandall serves on the boards of Halliburton Company (energy services), Celestica, Inc. (electronics manufacturing services) and Anixter International (data communications products). Mr. Crandall is also a director of a privately-held company.

Mr. Parikh has served as a director since June 2004. Mr. Parikh has been a Portfolio Manager for Q Investments, a private investment firm and company investor, since February 2000. From August 1999 through February 2000, Mr. Parikh was a Senior Analyst with CompUSA, an electronics retailer. Mr. Parikh is also a director of a privately-held company.

Mr. Clemmer has served as a director since June 2004. Mr. Clemmer has been Chairman and President of Venture Capital Technology LLC, a technology investment and consulting company, since February 2003 and a partner of Shelter Capital, a technology investment fund, since June 2004. From June 2001 through February 2003, he served in a variety of positions at PurchasePro.com, a provider of electronic procurement and strategic sourcing solutions, including Chairman, Chief Executive Officer and Chief Financial Officer. Mr. Clemmer was Executive Vice President, Finance and Chief Financial Officer of Quantum Corporation, a provider of hard disk drives and other storage solutions, from August 1996 through June 2001. Mr. Clemmer serves on the board of Agere Systems (semiconductors) and several privately-held companies.

Mr. Diament has served as a director since August 2004. Mr. Diament has been a Portfolio Manager for Q Investments, a private investment firm and company investor, since January 2001. From February 2000 through January 2001, Mr. Diament was a Senior Research Analyst for Sandell Asset Management, an investment management firm. From July 1998 through January 2000, he was a Vice President at Havens Advisors, an investment management firm. Mr. Diament serves on the board of Magellan Health Services (healthcare).

Mr. Waterhouse has served as a director since April 2005. Mr. Waterhouse served as Chairman and Chief Executive Officer of The Reynolds and Reynolds Company, a public company providing software and services solutions for automobile retailers, from 2000 through July 2004. Prior to joining The Reynolds and Reynolds Company in May 1999 as President and Chief Operating Officer, Mr. Waterhouse spent 26 years at IBM Corporation, including serving as general manager of IBM’s e-Business Services unit immediately prior to May 1999. Mr. Waterhouse serves on the board of Fifth Third Bank of Western Ohio (banking and financial services). Mr. Waterhouse also serves on the board of private entities and Pennsylvania State University’s Smeal College.

Mr. Wilson has served as a director since April 2005. From 1975 through August 2004 when he retired, Mr. Wilson served in various roles at Accenture Ltd, including Managing Partner—Accenture Technology Ventures, Corporate Development Officer and, most recently, Chief Executive Officer—Business Process Outsourcing. Mr. Wilson is Chairman of the Board of Avanade Inc., a private joint venture between Accenture and Microsoft Corporation (technology integration on the Microsoft platform).

Dr. Bradley has served as a director since April 2005. Dr. Bradley is the William Ziegler Professor of Business Administration at the Harvard Business School and has been employed by Harvard Business School since August 1968. Previously, he served as Senior Associate Dean for faculty development, among other positions. Dr. Bradley serves on the board of Ciena Corporation (optical networking systems and software), a private company and a foundation.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The executive officers serve at the discretion of our Board of Directors.

Mr. McGrath entered into an employment agreement, dated as of February 27, 2005, with us to serve as our CEO and President for an initial term expiring December 31, 2006, renewable for successive one year terms by mutual agreement of the company and Mr. McGrath. The employment agreement may be terminated by Mr. McGrath or us on thirty days notice to the other party. It is expected that Mr. McGrath will assume Mr. Sidhu’s role as Chairman of the Board if and when someone is recruited to succeed Mr. McGrath as our CEO and President.

The employment agreement provides that Mr. McGrath will be paid a salary equivalent to $600,000 per annum. Mr McGrath may also receive an incentive bonus, which will only be payable at the discretion of the Compensation Committee of the Board.

Under the terms of the employment agreement, on February 27, 2005, Mr. McGrath was granted the following equity compensation: (i) 50,000 shares of our common stock, par value $0.00025, in the form of Share Rights Awards vesting in a single installment upon the earlier to occur of (a) six months of service, provided Mr. McGrath is still employed by the company as CEO on such anniversary date, (b) successful placement of a successor CEO, or (c) Mr. McGrath’s termination of employment without cause; and (ii) an option to purchase 230,000 shares of common stock at an exercise price of $9.01, vesting and exercisable immediately with respect to 1,000 shares of common stock and in three (3) installments with respect to the remaining shares, provided Mr. McGrath is still employed by the company as CEO on the installment vesting dates, with (x) the first installment of 99,000 shares vesting 90 days from February 27, 2005, (y) the second installment of 100,000 shares vesting 180 days from February 27, 2005, and (z) the third installment of 30,000 shares vesting 270 days from February 27, 2005. Both of these grants were made under our 1995 Stock Option/Stock Issuance Plan.

The employment agreement also provided that, subject to the approval of the company’s stockholders at the 2005 Annual Meeting, Mr. McGrath would be granted an additional option to purchase 190,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. If the proposed amendment to the 1995 Plan is approved, the grant date would be May 19, 2005, the date of the 2005 Annual Meeting. Subject to stockholder approval, the additional option would become vested and exercisable in two equal installments, provided Mr. McGrath is still employed by the company as CEO on such dates. The first installment of 95,000 shares would vest 210 days from the date of grant and the second installment of 95,000 shares would vest 300 days from the date of grant.

If a successor CEO is hired between vesting dates, an additional number of option shares under each of the options described above would vest and become exercisable based on a pro-ration of the shares between the previous vesting date and the next subsequent vesting date.

Mr. McGrath intends to keep his residence in Maine and will commute to our headquarters in Dallas, Texas. We have agreed to provide weekly private jet transportation for Mr. McGrath to and from his residence in Maine, to pay reasonable housing expenses for Mr. McGrath in Dallas, Texas (not to exceed $5,000 per month) and to pay rental car expenses (not to exceed $1,200 per month) during Mr. McGrath’s employment term. We have also agreed to “gross-up” the taxable portion of any rental car expenses.

M. Katy Murray, our Executive Vice President and Chief Financial Officer, entered into a letter agreement with the company, dated April 21, 2004, providing that if Ms. Murray’s employment terminates before May 15, 2005 other than as a result of the officer’s voluntary resignation or termination for cause, she would be entitled to receive, in consideration for a release and waiver of claims against the company, a severance payment of six months of base salary and bonus potential, not to exceed a total payment of $250,000.

Certain provisions of the 1995 Plan may have the effect of discouraging, delaying or preventing a change in control of us or unsolicited acquisition proposals. The Plan Administrator under the 1995 Plan may structure one or more outstanding options granted to our executive officers so that these options immediately accelerate in the event the executive officers are terminated involuntarily within a designated period (not to exceed 18 months) following the effective date of any change in control. All options granted under the 1995 Plan prior to January 16, 2001 provide for immediate acceleration in the event the optionee is involuntarily terminated within 18 months following the effective date of any change of control.

We have entered into indemnification agreements with all of our executive officers. We maintain directors’ and officers’ liability insurance and our Amended and Restated Bylaws provide for mandatory indemnification of officers to the fullest extent permitted by Delaware law.

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer during 2004 and our four most highly-paid executive officers who were serving as executive officers at December 31, 2004.

		Annual Compensation				Long-Term Compensation				All Other Compensation (2)
Name and Principal Position	Fiscal Year	Salary		Bonus		Restricted Stock Awards (1)			Securities Underlying Options
Sanjiv S. Sidhu (3) Chairman of the Board, Former Chief Executive Officer and President	2004 2003 2002	$	— — —	$	— — —	$	— — —		— — —	$13,974 13,262 4,380	(4) (4) (4)

Pallab K. Chatterjee President, Solutions Operations	2004 2003 2002		350,000 350,000 197,404		286,000 108,750 349,376		97,500 — 315,000	(5) (5)	7,999 44,539 24,000	— — —

Hiten D. Varia Executive Vice President and President, Greater Asia-Pacific Region	2004 2003 2002		225,000 225,000 184,904		163,125 76,781 168,750		58,500 — 225,000	(6) (6)	3,999 40,023 17,999	114,562 — —	(7)

M. Katy Murray (8) Executive Vice President and Chief Financial Officer	2004 2003 2002		250,000 160,000 112,084		155,000 117,544 54,028		65,000 24,300 18,000	(9) (9) (9)	6,000 17,477 2,379	— — —

William M. Beecher (10) Former Executive Vice President	2004 2003 2002		140,664 225,000 184,904		195,907 148,500 203,128		— — 225,000	(11)	— 38,630 23,999	— — —

(1)	The value of the restricted stock awards is based upon the closing price of our common stock on the grant date. One third of restricted stock awards vest after one year, the remaining two thirds vest after two years. No dividends will be paid on restricted stock awards.
(2)	Excludes perquisites and other personal benefits for executive officers, other than Messrs. Sidhu and Varia, because the aggregate amounts thereof do not exceed 10% of such officers’ total salary and bonus in the applicable year.
(3)	Mr. Sidhu resigned from his positions of Chief Executive Officer and President on February 27, 2005.
(4)	Represents amounts provided to Mr. Sidhu to cover his employee-related costs of health and welfare benefits.
(5)	Mr. Chatterjee was granted 6,000 and 14,000 restricted shares in 2004 and 2002 respectively. The value of such 20,000 restricted shares at December 31, 2004 (based on the closing price of our common stock on December 30, 2004, the last trading day of 2004) was $317,400.
(6)	Mr. Varia was granted 3,600 and 10,000 restricted shares in 2004 and 2002 respectively. The value of such 13,600 restricted shares at December 31, 2004 (based on the closing price of our common stock on December 30, 2004, the last trading day of 2004) was $215,832.
(7)	$112,426 in compensation is associated with allowances related to Mr. Varia’s ex-patriate status. $2,100 in compensation is for a car allowance.
(8)	On April 4, 2005, Ms. Murray provided notice of her resignation from her employment with us effective May 31, 2005.
(9)	Ms. Murray was granted 4,000, 1,200 and 800 restricted shares in 2004, 2003 and 2002 respectively. The value of such 6,000 restricted shares at December 31, 2004 (based on the closing price of our common stock on December 30, 2004, the last trading day of 2004) was $95,220.
(10)	Mr. Beecher resigned his employment with us effective February 4, 2005.
(11)	Mr. Beecher was granted 10,000 restricted shares in 2002.

Option Grants in 2004

The following table sets forth certain information regarding stock options granted during 2004 to each of the current and former executive officers named in the Summary Compensation Table above:

Individual Grants

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2004		Exercise Price per Share(2)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
						5%	10%
Sanjiv S. Sidhu	—	—		$—	—	$—	$—

Pallab K. Chatterjee	6,833 1,166	0.82 0.14	% %	16.25 16.25	8/15/2014 8/15/2014	69,830 11,916	176,963 30,197

Hiten D. Varia	3,416 583	0.41 0.07	% %	16.25 16.25	8/15/2014 8/15/2014	34,910 5,958	88,469 15,099

M. Katy Murray	6,000	0.72%		16.25	8/15/2014	61,317	155,390

William M. Beecher	—	—		—	—	—	—

(1)	Generally, options vest over a four-year period. Additionally, some options may be exercised prior to vesting subject to our right to repurchase at cost any unvested shares purchased prior to vesting in the event of the optionee’s termination of employment. In 2004, none of the options granted to the named officers were exercisable prior to vesting. Each option expires on the earlier of ten years from the date of grant or within a specified period following termination of the optionee’s employment with us.
(2)	The exercise price may be paid in cash or shares of common stock valued at fair market value on the exercise date or through a special same-day sale procedure through a broker of their choice.
(3)	Options were granted on August 15, 2004.
(4)	Under rules promulgated by the SEC, these stock valuations represent the hypothetical gain, or “option spread”, that would exist for these options based on assumed 5% or 10% stock price appreciation from the date of grant until the end of the options’ ten-year term. The 5% or 10% assumed annual rate of appreciation is specified in SEC rules. These assumptions are not intended to forecast future appreciation of our stock price. There can be no assurance that the potential realizable values shown in this table will be achieved. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

Aggregate Option Exercises in 2004 and December 31, 2004 Option Values

The following table sets forth certain information concerning options exercised during 2004 and option holdings at December 31, 2004 with respect to each of the current and former executives officers named in the Summary Compensation Table above. No stock appreciation rights were exercised during 2004 and none were outstanding at December 31, 2004.

Name	Shares Acquired Upon Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2004(2)		Value of Unexercised In-the-Money Options at December 31, 2004(2)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sanjiv S. Sidhu	—	$—	—	—	$—	$—
Pallab K. Chatterjee	—	—	100,486	50,851	80	7,919
Hiten D. Varia	—	—	108,423	40,204	40	3,959
M. Katy Murray	—	—	4,767	12,474	60	5,940
William M. Beecher	—	—	96,879	36,409	—	—

(1)	Determined by subtracting the exercise price from the fair market value of our common stock on the exercise date (based upon the closing sales price of our common stock on The Nasdaq Stock Market or in the over-the-counter Pink Sheets on such date), multiplied by the number of shares acquired on exercise.
(2)	“Exercisable” refers to those options which were both exercisable and vested, while “Unexercisable” refers to those options which were unvested.
(3)	Value is determined by subtracting the exercise price from the fair market value of our common stock at December 31, 2004 ($17.25 per share), based upon the closing sales price of our common stock in the over-the-counter Pink Sheets on such date.

Equity Compensation Plan Information

Information regarding stock-based compensation awards (including both stock options and stock rights awards) outstanding and available for future grants as of December 31, 2004, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below (in thousands, except per share amounts):

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Awards	Weighted-Average Exercise Price of Outstanding Awards	Number of Shares Available for Future Grants
Plans approved by stockholders:
1995 Plan	3,654	$121.75	3,888
Plans not approved by stockholders:
2001 Plan	550	90.00	244
Assumed plans of acquired companies(1)	51	328.50	600

Total	4,255	120.00	4,732

(1)	Includes stock options granted to former employees of acquired companies that were assumed by us. We do not intend to grant additional stock options under any of the assumed plans of acquired companies. While our stockholders approved certain of our acquisitions of the companies from which these plans were assumed, our stockholders have not approved any of the assumed plans.

Report on Executive Compensation

The Compensation Committee serves under a charter adopted by the Board of Directors and is composed entirely of non-employee directors. The primary functions of the Compensation Committee include:

•	Setting the compensation of the Chief Executive Officer.

•	Reviewing the strategic approach to compensation for key executives, including their total annual compensation targets and payouts.

•	Approving the annual equity pool, including equity grants for officers and certain other employees.

Compensation Philosophy and Objectives

As a company, our primary objective is to maximize our long-term value for our stockholders. Accomplishing this objective requires developing and marketing products and services that provide solutions for our customers. The primary goal of the Compensation Committee is to align executive compensation with our short-term and long-term business objectives. To accomplish this goal, we must develop compensation practices that allow us to attract and retain the people needed to define, create and market innovative products and services.

The Committee applies the following philosophical framework to executive compensation:

•	Provide a competitive total compensation package that considers compensation practices of selected peer companies in the software industry and other companies we compete with for executive-level individuals.

•	Design Total Compensation on principles that will lead to pay for performance. Performance above expectations should be recognized with a higher level of compensation, while performance below expectations should be addressed with a lower payout.

•	Tie a significant portion of each executive’s total compensation to the overall performance of the company; considering targets for financial results and objectives related to corporate policy deployment.

•	Align the financial interests of each executive with those of our stockholders through long-term, equity-based incentives.

Our executive compensation program includes the following key elements:

•	Base Salary

•	Variable Cash Incentives

•	Equity-Based Incentives

•	Benefits

Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of total compensation roughly equivalent to that paid by a selected group of peer companies within the software industry.

Base Salary

Base salary and base salary adjustments for executive officers are determined by qualitative and quantitative factors relating to corporate and individual performance, and are evaluated in relation to salaries paid to executive officers at peer companies within the software industry.

Variable Cash Incentives

Annual cash incentive bonus programs are maintained to reward executive officers for attaining defined performance goals, including company-wide performance targets, business unit performance, and individual goals.

During 2004, based on the company’s overall operating performance, Mr. Sidhu, then our Chief Executive Officer and President, elected not to receive a cash incentive bonus. Additionally, overall cash incentive payouts for other key executives were on average reduced for the fiscal year, reflecting the overall performance of the executive team and the company’s inability to achieve its financial targets.

Equity-based Incentives

We utilize our 1995 Plan to further align the interests of stockholders and management by creating common incentives related to the ownership by management of a substantial economic interest in the long-term appreciation of our stock. Generally, options under the 1995 Plan are granted with exercise prices set at the fair market value of the underlying stock on the date of grant, have a term of ten years, and are subject to vesting over four years. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the executive officer’s position and level of responsibility, the executive officer’s existing stock and unvested option holdings, the potential reward to the executive officer if the stock price appreciates in the public market and the competitiveness of the executive officer’s overall compensation arrangements, including stock options, although outstanding performance by an individual also may be taken into consideration. Equity grants may be made to new executives upon commencement of employment, and on occasion, to executives in connection with a significant change in job responsibility. Executives may also receive other equity instruments under the 1995 Plan, including share rights awards.

The 1995 Plan was adopted by our Board of Directors and approved by our stockholders in 1995. Amendments to the 1995 Plan were approved by our stockholders in 2004. The 1995 Plan is administered by the Compensation Committee. Our Compensation Committee, when determining the size of annual grants to executive officers in 2004, focused on competitive peer data, experience and subjective information. They concluded that the stock and option holdings of many of the executives were below the levels needed to provide the appropriate retention value. In 2004, these awards were designed to provide equity incentives to retain executive officers in light of significant changes to our business in 2004.

Benefits

Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our other employees. Additional life insurance protection is provided to the Chief Executive Officer.

We maintain a tax-qualified deferred compensation plan, or 401(k) Savings Plan, for the benefit of all of our eligible full-time employees. Under the plan, participants may elect to contribute, through salary reductions, up to 25% of their annual compensation subject to a statutory maximum. We do not currently provide additional matching contributions under the 401(k) Savings Plan, but may do so in the future. The 401(k) Savings Plan is designed to qualify under Section 401 of the Code so that contributions by employees or by us to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Savings Plan, and so that contributions by us, if any, will be deductible by us when made. The trustee under the plan, at the direction of each plan participant, currently invests the assets of the 401(k) Savings Plan in fourteen investment options, which exclude i2 stock.

Compliance with the Internal Revenue Code

Section 162(m) of the Code imposes a limit on tax deductions for annual compensation, other than performance-based compensation, in excess of $1,000,000 paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. We have not established a policy with regard to Section 162(m) of the Code, since we have not paid cash compensation in excess of $1,000,000 per annum to any employee. Should the need arise, we would consider developing such a policy. None of the compensation paid by us in 2004 was subject to the limitation on deductibility. The Board of Directors and Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

CEO Compensation

During 2001, Mr. Sidhu asked that his compensation be reduced for an indefinite period of time to an amount necessary to cover the non-company paid portion of the costs associated with certain employee benefits. For 2004, Mr. Sidhu, then our Chief Executive Officer and President, again asked that his compensation remain at these levels. No bonuses or stock-based awards were awarded to Mr. Sidhu during 2004.

Compensation Committee:	Harvey B. Cash, Chairman
Robert L. Crandall
Richard L. Clemmer

The preceding Report on Executive Compensation shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such report be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

Stock Performance Graph

The graph depicted below shows a comparison of cumulative total stockholder returns for i2 common stock, The Nasdaq Stock Market (U.S. Companies) Index and The Nasdaq Computer Index. The graph assumes that $100 was invested in i2 common stock on December 31, 1999, and in each index and that all dividends were reinvested. No cash dividends have been declared on shares of i2 common stock. The graph covers the period from December 31, 1999, the last trading day before our 2000 fiscal year, to December 31, 2004, the last trading day before our 2005 fiscal year. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of our common stock.

The preceding Stock Performance Graph shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such graph be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

Certain Transactions with Management

Since January 1, 2004, there have been no transactions (except as noted in the next succeeding paragraphs), between i2 or any of our subsidiaries and any executive officer, director, 5% beneficial owner of our common stock, or member of the immediate family of the foregoing persons, in which one of the foregoing individuals or entities had an interest of more than $60,000.

On May 26, 2004, Sanjiv Sidhu, our current Chairman and former CEO and President, closed and funded a $20 million investment in our common stock, at a price of $23.15 per share. This investment was in conjunction with, and a condition to, the $100 million equity investment by Q Investments, a private investment firm, in shares of the company’s 2.5% Series B preferred stock, which closed and funded on June 3, 2004. The company used the proceeds from Mr. Sidhu’s investment in connection with the recent settlement of the class action and derivative lawsuits against the company.

In June 1998, Michael E. McGrath, our current Chief Executive Officer, President and Director, founded Integrated Development Enterprise, Inc. or IDe, a private company based in Concord, Massachusetts providing integrated software solutions for development chain management. He has served as Chairman of IDe since October 1998. Prior to our hiring of Mr. McGrath as our Chief Executive Officer and President on February 27, 2005, Mr. McGrath had been bound by the terms of an agreement with IDe pursuant to which he was committed to provide approximately fifty-two days of service per year to IDe, through January 31, 2007. As consideration for the release of Mr. McGrath from that commitment, we entered into a preferred stock purchase agreement with IDe, dated as of February 28, 2005, pursuant to which we agreed to purchase up to $1,000,000 of convertible preferred stock of IDe. Q Funding III, L.P., an affiliate of Q Investments and R² Investments, LDC, the holder of all of our outstanding shares of Series B preferred stock, also committed to purchase up to $1,000,000 of IDe convertible preferred stock, on identical terms, pursuant to the terms of the same preferred stock purchase agreement. On March 7, 2005, both we and Q Funding purchased half of the preferred stock that each of us committed to acquire. The funding of the balance of commitments under the preferred stock purchase agreement will take place, if at all, on or prior to February 28, 2007, subject to the satisfaction of certain conditions. Mr. McGrath was released from his service obligation to IDe upon execution and delivery of the preferred stock purchase agreement. Mr. McGrath will continue as chairman of IDe. Mr. McGrath and members of his family hold less than 10% of the common stock of IDe on a fully-diluted basis.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms furnished to us or written representations from the reporting persons that no reports were required, we believe that, during and with respect to 2004, all of our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2004, included in our Annual Report on Form 10-K for that year.

Pursuant to a written charter adopted by the Board of Directors, the Audit Committee oversees i2’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s duties and responsibilities are more fully described in its charter, which is attached as Exhibit A to this proxy statement. Management is responsible for i2’s financial reporting process, including the systems of internal accounting and financial controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. i2’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on those financial statements based on their audit.

The Audit Committee met four times in 2004. The oversight functions of the Audit Committee include, among other things, (i) appointing our independent registered public accounting firm; (ii) reviewing the external audit plan and the results of the auditing engagement; (iii) reviewing the internal audit plan and the results of the internal audits; (iv) ensuring that management has maintained the reliability and integrity of our accounting policies and our financial reporting and disclosure practices; (v) reviewing the independence and performance of our internal and external auditors; and (vi) reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies.

We have met and held discussions with management and Deloitte & Touche LLP. We reviewed and discussed with our management i2’s audited financial statements for the year ended December 31, 2004. In addition, we discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” Also, we have received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and have discussed with Deloitte & Touche LLP its independence from i2.

Based upon the aforementioned discussions and disclosures, we recommended to the Board of Directors that the audited financial statements be included in i2’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee:	Robert L. Crandall, Chairman
Harvey B. Cash
Richard L. Clemmer

The preceding Report of the Audit Committee, and references in this proxy statement to the independence of the Audit Committee, shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such report or references be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon recommendation of the Audit Committee, our Board of Directors appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2005. Deloitte & Touche has served as our independent registered public accounting firm since May 2002.

In addition to performing the audit of our consolidated financial statements, Deloitte & Touche LLP provided various other services during 2004 and 2003. The aggregate fees billed for 2004 and 2003 for each of the following categories of services are set forth below:

	2004	2003
Audit fees (including reviews of Quarterly Reports)	$3,257,534	$6,625,256
Audit-related fees(1)	194,229	279,443
Tax fees(2)	741,959	524,655
All other fees(3)	4,790	—

	$4,198,512	$7,429,354

(1)	Includes fees for statutory audits of foreign subsidiaries and accounting consultations.
(2)	Includes services related to tax compliance and other tax-related consultations.
(3)	Includes services related to stock option tax matters.

During 2004 and 2003, we did not engage Deloitte & Touche LLP to provide any professional services related to financial information systems design and implementation.

It is the practice of the Audit Committee to pre-approve all services rendered to us by our independent registered public accounting firm in accordance with applicable legal requirements.

Representatives of Deloitte & Touche LLP will be attending the 2005 Annual Meeting and will be available to respond to questions. We do not anticipate that such representatives will make a statement at the meeting.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any stockholder proposals to be considered by us for inclusion in our proxy statement and form of proxy card for our 2006 annual meeting of stockholders, expected to be held in May 2006, must be received by us at our offices in Dallas, Texas, addressed to our Secretary, not later than December 25, 2005 (120 days prior to the first anniversary of this proxy statement). The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. In addition, our Amended and Restated Bylaws establish an advance notice procedure with regard to stockholder proposals, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our corporate secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of this proxy statement and must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder making the proposal. Therefore, to be presented at next year’s annual meeting, stockholder proposals, whether or not submitted for consideration for inclusion in our proxy statement, must be received on or after November 25, 2005 but no later than December 25, 2005. Stockholder proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Amended and Restated Bylaws.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at this meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment of our interest. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card, unless marked to the contrary.

By Order of the Board of Directors,

Robert C. Donohoo
Secretary

April 25, 2005

Exhibit A

i2 TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

I. Purpose

The primary purpose of the Audit Committee is:

(A) to assist the Board in fulfilling its responsibility to oversee (i) management’s conduct of the Company’s financial reporting process (including management’s development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company’s financial statements (including the company’s disclosure and financial reporting controls), (iii) the Company’s compliance with legal and regulatory requirements (including compliance with ethical standards adopted by the company), (iv) the qualifications and independence of the Company’s independent auditors and (v) the performance of the Company’s internal audit function and the independent auditors; and

(B) to prepare the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II. Organization

The Committee shall consist of at least three directors, the exact number to be determined from time to time by the Board.

The Committee’s composition shall meet the independence and expertise requirements for audit committees imposed by the listing criteria of The Nasdaq Stock Market (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any applicable rules or regulations of the SEC, in each case as in effect from time to time. At least one member of the Committee shall be a financial expert as defined by the SEC.

The members of the Committee shall be appointed by a majority vote of the Board from among its members based on the recommendations of the Nominating/Corporate Governance Committee and shall serve until such member’s successor is duly appointed and qualified or until such member’s resignation or removal by a majority vote of the Board.

III. Authority and Responsibilities

The Committee’s function is not to replace the Company’s management, internal auditors or independent auditors, but rather one of oversight. It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls, and it is the internal and independent auditors’ responsibility to review, and when appropriate, audit or attest to these financial statements and internal controls. The Committee recognizes that the financial management and the internal and independent auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the independent auditors’ work.

In carrying out its oversight responsibilities, the Committee shall undertake the following activities and have the following authority (in addition to any others that the Board may from time to time delegate to the Committee):

Relationship with Auditors

1. The Committee shall have sole authority and be directly responsible for the appointment, retention, compensation, oversight, evaluation and termination (subject, if applicable, to stockholder ratification) of the work of the Company’s independent auditors performed for the purpose of preparing or issuing an audit report or related work. The Company’s independent auditors shall report directly to the Committee.

2. The Committee shall review and pre-approve (a) all auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (b) all non-auditing services rendered to the Company by its independent auditors (other than de minimus non-audit services as defined in Section 10A(i)(1)(B) of the Exchange Act which shall be approved prior to completion of the independent auditors’ audit), in each case including fees.

3. The Committee shall receive from and discuss with the independent auditors, at least annually, a written report describing: (a) the independent auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to any independent audit carried out by the independent auditors, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, including any services that may impact the objectivity and independence of the independent auditors.

4. After reviewing the foregoing report and the independent auditors’ work and taking into account the opinions of such persons and taking such additional actions as the Committee deems appropriate, the Committee shall evaluate the independent auditors’ qualifications, performance and independence (including a review and evaluation of the lead partner) and present its conclusions to the Board.

5. The Committee should consider whether, in order to assure the continuing independence of the independent auditors, there should be regular rotation of the lead and reviewing audit partners (in addition to the rotation every five years required pursuant to Section 10A(j) of the Exchange Act) or of the independent audit firm.

6. The Committee shall establish clear hiring policies with respect to employees and former employees of the independent auditors (including a prohibition, as required pursuant to Section 10A(l) of the Exchange Act, against the Company’s chief executive officer, chief financial officer, controller or chief accounting officer (or any person serving in an equivalent position) having worked on the Company’s audit as an employee of the independent auditors during the one-year period preceding the initiation of the current audit).

7. The Committee shall discuss with management, the independent auditors and the internal auditors and review the performance and adequacy of the Company’s internal audit function, including the internal auditors’ responsibilities, budget, staffing and any proposed changes in the audit scope, plan or procedures from the prior period.

8. The Committee shall review and have sole authority to appoint, replace, reassign or dismiss the director of the Company’s internal audit function and review his or her performance at least annually.

9. The Committee shall review the Charter of the Internal Audit department at least annually to recommend changes as needed to ensure the duties and responsibilities of the department are consistent with legal and regulatory requirements and good business practices.

Financial Reporting Process and Financial Statements; Risk Management

10. The Committee shall meet periodically and, in any event, not less than quarterly in separate sessions with (a) the management of the Company, (b) the Company’s internal auditors and (c) the independent auditors.

11. The Committee shall review and discuss with management and the independent auditors (a) the audited financial statements to be included in the Company’s Annual Report on Form 10-K including all internal control reports or summaries thereof (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K), (b) the quarterly financial statements to be included in the Company’s Quarterly Reports on Form 10-Q, (c) in each case, the Company’s disclosures in the related “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” (d) any disclosure from the Company’s CEO or CFO made in connection with the certification of the Company’s quarterly or annual reports dealing with control deficiencies which are reasonably likely to affect the company’s ability to record, process, summarize, and report financial information or dealing with fraud, whether or not material, involving management or other employees who have a significant role in the company’s internal controls, and (e) all internal audit reports (or summaries thereof).

12. The Committee shall review:

(a) major issues regarding accounting principles and financial statement presentations, including any changes in the selection or application of accounting principles;

(b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and

(c) the effect of regulatory or accounting initiatives, as well as off-balance-sheet transactions, on the financial statements.

13. In connection with the annual audit and the review by the independent auditors of the financial information included in the Company’s Quarterly Reports on Form 10-Q, the Committee shall prior to the release of earnings or the filing of the Form 10-K or Form 10-Q, as applicable, discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented, including receiving from the independent auditors timely reports concerning:

(a) all critical accounting policies and practices to be used;

(b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with the management of the Company, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; and

(c) other material written communications between the independent auditors and the management of the Company (such as any management or internal control letter or schedule of unadjusted differences).

14. The Committee shall regularly review with the independent auditors and the internal auditors any audit problems or difficulties encountered and management’s response (including any restrictions on access, any accounting adjustments noted or proposed but passed as immaterial or for other reasons, any communications between the independent audit team and the independent auditor’s national office and any management or internal control letters proposed to be but never issued by the independent auditor to the Company). The Committee shall be responsible for the resolution of disagreements among the Company’s management, the independent auditors and the internal auditors regarding financial reporting.

15. The Committee shall discuss with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls, including reviewing any management internal control report, any significant deficiencies or material weaknesses, any fraud involving management or others significantly involved in the Company’s internal controls and procedures and any changes implemented in light of significant deficiencies or material weaknesses.

16. Based on the above review and discussions, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

17. The Committee shall prepare the report of the audit committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

18. The Committee shall discuss with management the Company’s policies with regard to the types of information to be disclosed and the types of presentation to be made (including the use of “pro forma” or “adjusted” non-GAAP information) in earnings press releases and with respect to financial information and earnings guidance provided to rating agencies or analysts or otherwise made public, and review particular releases or guidance to the extent the Committee deems advisable.

Compliance with Laws, Regulations and Ethical Standards

19. The Committee shall confirm with the independent auditors that they are not aware of any matters that might fall under Section 10A(b) of the Exchange Act.

20. The Committee shall receive reports on legal and regulatory compliance and litigation matters.

21. The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters, (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters, and (c) reviewing management’s monitoring of the company’s compliance with its code of business conduct and ethics to ensure financial statements, reports and other information provided to governmental organizations and the public satisfy legal requirements.

22. The Committee shall review and approve affiliate or related party transactions.

Performance Evaluation

23. The Committee shall review its own performance related to the audit committee’s purpose, duties, and responsibilities outlined herein and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Access to Advisors; Investigations

24. The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, without having to seek Board approval.

25. The Committee shall determine funding by the Company for the payment of the Company’s independent auditors and any advisors retained by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

26. The Committee shall have the authority to conduct or authorize investigations into or studies of any matters within the Committee’s scope of responsibilities, with full access to all books, records, facilities and personnel of the Company.

IV. Structure and Operations

The Committee shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least quarterly at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee and, where appropriate, members of management and outside advisors, shall set the agendas for Committee meetings.

The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate.

The Committee may form and delegate authority to subcommittees. In particular, the Committee may delegate to one or more of its members the authority to pre-approve audit and/or non-audit services, provided that the decisions of any member(s) to whom pre-approval authority is delegated shall be presented to the Committee at the next Committee meeting.

Each quarterly meeting of the Committee will conclude with an executive session of the Committee, absent members of management.

The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings and such other matters as required by this Charter or as the Board shall from to time specify.

Except as expressly provided in this Charter, the Company’s by-laws or the Company’s Board Governance Guidelines, or as required by law, regulation or NASDAQ listing standards, the Committee shall set its own rules of procedure.

V. Compensation

No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) fees paid to directors for service on the Board (including customary perquisites and other benefits that all directors receive), (ii) additional fees paid to directors for service on a committee of the Board (including the Committee) or as the chairperson of any committee and (iii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.

Exhibit B

Amendment No. 1

i2 TECHNOLOGIES, INC.

1995 STOCK OPTION/STOCK ISSUANCE PLAN

Pursuant to the power reserved to it in Article 5 Section IV of the i2 Technologies, Inc. 1995 Stock Option/Stock Issuance Plan (“Plan”), the Board of Directors of i2 Technologies, Inc. hereby amends the Plan, upon receipt of stockholder approval, effective May 19, 2005, as follows:

Article 1, Section V.C. is hereby amended in its entirety to read as follows:

“C. No one person participating in the Plan may receive options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards (whether in the form of restricted stock units or other share right awards) for more than 160,000 shares of Common Stock in the aggregate per calendar year. However, the limit shall be 1,000,000 shares for an individual’s initial year of hire.”

Article 4, Section I.A. is hereby amended in its entirety to read as follows:

“A. Grant Dates. Option grants shall be made on the dates specified below:

1. Each Eligible Director who is a non-employee Board member on the Automatic Option Grant Program Effective Date and each Eligible Director who is first elected or appointed as a non-employee Board member after such date shall automatically be granted, on the Automatic Option Grant Program Effective Date or on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 6,000 shares of Common Stock.

2. On the date of each Annual Stockholders Meeting, beginning with the first Annual Meeting held after the Section 12(g) Registration Date, each individual who is to continue to serve as an Eligible Director after such meeting, shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 4,250 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such annual 4,250-share option grants any one Eligible Director may receive over his or her period of Board service.”

Article 4. Section I.D. is hereby amended in its entirety to read as follows:

“D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. Each option grant, whether an initial or an annual grant, shall vest, and the Corporation’s repurchase right shall lapse, in a series of three (3) equal and successive annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date”.

*            *            *            *             *            *

To record the adoption of this Amendment No. 1 to the Plan, upon receipt of stockholder approval, i2 Technologies, Inc. has authorized its officers to affix its corporate name and seal effective as of May 19, 2005.

[CORPORATE SEAL]	i2 TECHNOLOGIES, INC.

Attest:	By:
Title:

i2 TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael E. McGrath and M. Katy Murray, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote all the shares of common stock, par value $0.00025 per share, of i2 Technologies, Inc. (“i2”), the undersigned could vote, and with all power the undersigned would possess, if personally present at the annual meeting of stockholders of i2 to be held at the Center of Excellence, One i2 Place, 11701 Luna Road, Dallas, Texas on Thursday, May 19, 2005 at 10:00 a.m. (Central Time), and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 3 ON THE REVERSE SIDE SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

Address Change/Comments (Mark the corresponding box on the reverse side)

^FOLD AND DETACH HERE^

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

1.	The election of three Class II directors, one Class III director and one Class I director:	3.	In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

FOR the nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for the nominees listed to the left ☐	Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

NOMINEES:

01 Harvey B. Cash (Class II)

02 Michael E. McGrath (Class II)

03 Lloyd G. Waterhouse (Class II)

04 Jackson L. Wilson, Jr. (Class III)

05 Stephen P. Bradley (Class I)

Instruction: To withhold authority to vote for any nominee,

Write that nominee’s name in the space provided below.

2. Approval of the amendment to the 1995 Stock Option/Stock Issuance Plan:

FOR	AGAINST	ABSTAIN
☐	☐	☐

(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title to such.)

Dated:	,	2005

Signature
Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE

é FOLD AND DETACH HERE é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,

signed and returned your proxy card.

Internet http://www.proxyvoting.com/itwo		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage- paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.